UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

RELIANCE GLOBAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-40020	46-3390293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, New Jersey	08701
(Address of Principal Executive Offices)	(Zip Code)

(732) 380-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.086 per share	RELI	The Nasdaq Capital Market
Series A Warrants to purchase shares of Common Stock, par value $0.086 per share	RELIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 16, 2025, Reliance Global Group, Inc. (the “Company”) entered into an Interim Crypto Purchase Agreement with Mr. Moshe Fishman (the “Agreement”), director of Insurtech and Operations of the Company. Under the Agreement, and only as directed in writing by the Company’s Crypto Advisory Board (the “CAB”), Mr. Fishman may use his personal cryptocurrency trading accounts on an interim basis to facilitate purchases of cryptocurrency on behalf of the Company while the Company completes opening its institutional cryptocurrency account. From the time of purchase, all right, title and interest in the cryptocurrency will belong exclusively to the Company; the assets are held in Mr. Fishman’s account solely for the benefit of the Company. All gains, losses and risks associated with such cryptocurrency accrue solely to the Company.

As soon as practicable, after the Company’s institutional account is established, and upon written instruction from the CAB, Mr. Fishman will promptly transfer to that account all cryptocurrency then held for the Company’s benefit. The Company will reimburse Mr. Fishman for the actual purchase price and reasonable, documented transaction fees, and no compensation of any kind will be paid to Mr. Fishman for services he provides under the Agreement. The Agreement provides that all activities will be conducted in compliance with the Company’s Insider Trading Policy and applicable law, terminates upon the earlier of (i) completion of the transfer of all such assets to the Company’s institutional account or (ii) October 30, 2025 (unless extended by Audit Committee approval), and is governed by Florida law. The Agreement was approved by the Audit Committee, comprised of independent non-employee directors. The foregoing is a summary only and is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

Since August 1, 2025, the Company has issued an aggregate of 613,854 shares of its common stock, par value $0.086 per share (the “Common Stock”), in transactions not registered under the Securities Act of 1933, as amended (the “Securities Act”). These issuances represent approximately 14.1% of the outstanding shares, based on 4,346,054 shares of Common Stock issued and outstanding as of July 30, 2025.

The unregistered issuances consisted of the following:

●	August 27, 2025 — White Lion commitment shares: 53,186 shares issued to White Lion as commitment shares in connection with the Company’s equity line of credit (ELOC) facility. No cash proceeds were received by the Company for these commitment shares.
●	September 3, 2025 — Tomchei Shabbos: 110,668 shares issued to Tomchei Shabbos, for marketing services to the Company, with an aggregate value of $100,000.
●	September 15, 2025 — White Lion ELOC Purchase Notice: 450,000 shares issued to White Lion pursuant to a purchase notice under the ELOC at a weighted average price of $0.80 per share for aggregate gross proceeds of $360,000.

The foregoing sales and issuances were made in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D thereunder, as transactions not involving a public offering. The purchasers represented investment intent and that they are accredited investors (as defined in Rule 501(a) of Regulation D). Appropriate restrictive legends were applied, and the Company did not engage in any general solicitation or advertising.

Item 7.01. Regulation FD Disclosure.

On September 17, 2025, the Company issued a press release announcing the completion of its initial purchase of Ethereum (ETH) under its Digital Asset Treasury initiative. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Interim Crypto Purchase Agreement, entered into between the Company and Moshe Fishman, dated September 16, 2025

99.1	Press Release, dated September 17, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Reliance Global Group, Inc.

Dated: September 19, 2025	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer